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                                  Exhibit 23.6

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use in this Registration Statement of CCFNB Bancorp, Inc. on Form S-4, of our report dated March 6, 2008, relating to the consolidated financial statements of Columbia Financial Corporation which is contained in this Registration Statement. We also consent to the reference to us under the caption "Experts" in this Registration Statement.


                                        /s/Beard Miller Company LLP

Beard Miller Company LLP
Allentown, Pennsylvania
March 13, 2008


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